                                  [EXHIBIT 5.1]
                          [KIRKLAND & ELLIS LETTERHEAD]

                                                            January 29, 2002

Radio One, Inc.
5900 Princess Garden Parkway, 7th Floor
Lanham, MD  20706-2969

         Re: Registration of Securities

Ladies and Gentlemen:

         We have acted as special counsel to Radio One, Inc., a Delaware corporation (the "Company") and each of the Co-Registrants (as defined below) in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on or about January 29, 2002, by the Company and by Radio One Trust I and Radio One Trust II, each a statutory business trust formed under the laws of the State of Delaware (each a "Trust" and collectively, the "Trusts").

         The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities with an aggregate initial public offering price of up to $500,000,000: (a) class D common stock, par value $0.001 per share, of the Company ("Common Stock"); (b) preferred stock, par value $0.001 per share, of the Company ("Preferred Stock"); (c) warrants to purchase Common Stock ("Common Stock Warrants"); (d) warrants to purchase Preferred Stock ("Preferred Stock Warrants"); (e) one or more series of debt securities of the Company ("Debt Securities"), consisting of debentures, notes and/or other evidences of indebtedness, which may be unsubordinated ("Senior Debt Securities"), and subordinated ("Subordinated Debt Securities") to certain other obligations of the Company, and related guarantees by the Co-Registrants (individually, a "Debt Guarantee," and collectively, the "Debt Guarantees"), and subordinated and junior to the Subordinated Debt Securities ("Junior Subordinated Debentures");
(f) warrants to purchase Debt Securities ("Debt Warrants"); (g) trust preferred securities of one or more of the Trusts ("Trust Preferred Securities"), and related guarantees by the Company (individually, a "Trust Guarantee," and collectively, the "Trust Guarantees"); (h) 8 7/8% Senior Subordinated Notes due 2011 ("8 7/8% Notes") and related Debt Guarantees; (i) purchase contracts obligating holders to purchase Common Stock at a future date or dates ("Purchase Contracts"); and (j) units comprised of Purchase Contracts and one or more Debt Securities, Trust Preferred Securities, or debt obligations of third parties, in any combination ("Units," and, together with the Common Stock, Preferred Stock, Common Stock Warrants, Preferred Stock Warrants, Debt Securities, Debt Guarantees, Debt Warrants, Trust Preferred Securities, Trust Guarantees, 8 7/8% Notes, Purchase Contracts and Units, the "Securities"). The

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Radio One, Inc.
January 29, 2002
Page 2

Registration Statement also relates to the registration by the Company of 3,483,510 shares of Common Stock, to be registered for the selling stockholders listed in the Registration Statement (the "Secondary Shares").

        The Co-Registrants are as follows: Satellite One, L.L.C., Radio One of Charlotte, LLC; Radio One Licenses, LLC; Radio One of Detroit, LLC; Radio One of Atlanta, LLC; ROA Licenses, LLC; Radio One of Augusta, LLC; Charlotte Broadcasting, LLC; Radio One of North Carolina, LLC; Radio One of Boston Licenses, LLC; Radio One of Indiana, LLC; Radio One of Texas I, LLC; Radio One of Texas II, LLC (collectively, the " Delaware LLC Co-Registrants"); Bell Broadcasting Company ("Bell"); Radio One of Boston, Inc. and Blue Chip Merger Subsidiary, Inc. (collectively, the "Delaware Corporate Co-Registrants"); Blue Chip Broadcast Company ("Blue Chip"); Blue Chip Broadcasting, Ltd. and Blue Chip Broadcasting Licenses, Ltd. (collectively, the "Ohio LLC Co-Registrants"); Blue Chip Broadcasting Licenses II, Ltd. ("Blue Chip Licenses II"); and Radio One of Indiana, L.P. and Radio One of Texas, L.P. (collectively, the "Delaware Partnership Co-Registrants" and, together with the Delaware LLC Co-Registrants, Bell, the Delaware Corporate Co-Registrants, Blue Chip, the Ohio LLC Co-Registrants, and Blue Chip Licenses II, the "Co-Registrants").


        The Senior Debt Securities will be issued under a senior debt securities indenture in the form filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the "Senior Indenture"), proposed to be entered into between the Company and the trustee named therein (the "Senior Indenture Trustee") and qualified to act as such under the Trust Indenture Act of 1939, as amended (the "TIA"). The Subordinated Debt Securities will be issued under a subordinated debt securities indenture in the form filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the "Subordinated Indenture"), proposed to be entered into between the Company and the trustee named therein (the "Subordinated Indenture Trustee") and qualified to act as such under the TIA. The Junior Subordinated Debentures will be issued under a junior subordinated debentures indenture in the form filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the "Junior Subordinated Debentures Indenture"), proposed to be entered into between the Company and the trustee named therein (the "Junior Subordinated Debentures Indenture Trustee") and qualified to act as such under the TIA. The Debt Warrants will be issued under a debt warrant agreement in the form filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the "Debt Warrant Agreement"). The Common Stock Warrants and the Preferred Stock Warrants will be issued under a stock warrant agreement containing provisions substantially as set forth in the form of standard stock warrant agreement provisions filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the "Stock Warrant Agreement"). The Trust Preferred Securities will be issued by one or more Trusts pursuant to an amended and restated trust agreement in the form filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, a "Trust Agreement"), proposed to be entered into between the Company, as sponsor, Wilmington Trust Company, as Property Trustee and qualified to act as such under the TIA, Wilmington Trust Company, as Delaware Trustee, and the Administrative Trustees to be named therein. Each Trust Guarantee will be issued pursuant to a guarantee agreement in the form filed as an exhibit to the



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Radio One, Inc.
January 29, 2002
Page 3

Registration Statement (as amended or supplemented from time to time, a "Preferred Securities Guarantee Agreement"), proposed to be entered into between the Company and Wilmington Trust Company. The 8 7/8% Notes will be issued under the indenture filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the "8 7/8% Notes Indenture"), dated as of May 18, 2001, between Radio One, Inc. and United States Trust Company of New York, as Trustee, amended by the First Supplemental Indenture, dated August 10, 2001, among Radio One, Inc., the Guaranteeing Subsidiaries and other Guarantors listed therein, and The Bank of New York (as successor to The United States Trust Company of New York), as trustee and as further amended by the Second Supplemental Indenture, dated December 31, 2001, among Radio One, Inc., the Guaranteeing Subsidiaries and other Guarantors listed therein, and The Bank of New York. The 8 7/8% Notes Indenture, the Senior Debt Indenture, the Subordinated Debt Indenture and the Junior Subordinated Debentures Indenture are herein referred to collectively as the "Indentures" and each individually as an "Indenture". The Purchase Contracts will be issued under a stock purchase contract agreement substantially in the form filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the "Purchase Contract Agreement"). The Units will be issued under a unit agreement substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (the "Unit Agreement").

         In connection herewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, organizational records and other instruments as we have deemed necessary for the purpose of this opinion, including (i) the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, (ii) the organizational and governing documents of each of the Co-Registrants, (iii) the minutes and records of the corporate proceedings of the Company with respect to the issuance of the Securities, (iv) the minutes and records of the corporate, partnership or limited liability company (as applicable) proceedings of the Co-Registrants with respect to the issuance of the Debt Guarantees and (v) the Registration Statement and the exhibits thereto.

         For the purposes of our opinions, we have, with your permission, assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing all documents on behalf of the parties thereto, and the due authorization, execution and delivery of all documents by the parties thereto. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:




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Radio One, Inc.
January 29, 2002
Page 4



1. Each of the Company and the Delaware Corporate Co-Registrants is a corporation existing and in good standing under the General Corporation Law of the State of Delaware. Each of the Delaware LLC Co-Registrants is a limited liability company existing and in good standing under the Delaware Limited Liability Company Act. Each of the Delaware Partnership Co-Registrants is a limited partnership existing and in good standing under the Delaware Revised Uniform Limited Partnership Act. Bell is corporation existing and in good standing under the Michigan Business Corporation Act. Blue Chip is a corporation existing and in good standing under the Ohio General Corporation Law. Each of the Ohio LLC Co-Registrants is a limited liability company existing and in good standing under the Ohio Limited Liability Companies Statute. Blue Chip Licenses II is a limited liability company existing and in good standing under the Nevada Limited Liability Companies Statute.

2. When, as and if (a) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Senior Debt Indenture and any supplemental indentures and the terms of any series of Senior Debt Securities, (c) the Senior Indenture has been qualified under the TIA, (d) the Senior Indenture Trustee has been qualified under the TIA, (e) the Senior Debt Securities shall have been issued in the form and containing the terms set forth in the Registration Statement, the Senior Indenture and such corporate action, (f) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (g) the Senior Debt Securities have been authenticated by the Senior Indenture Trustee, then, upon the happening of such events, the Senior Debt Securities, when issued, will be binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. When, as and if (a) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (b) the Senior Debt Securities shall have become binding obligations of the Company, enforceable against the Company in accordance with their terms, (c) the appropriate corporate, partnership or limited liability company (as applicable) action has been taken by each applicable Co-Registrant to authorize the form, terms, execution and delivery of such Co-Registrant's Debt Guarantee with respect to the Senior Debt Securities (the "Senior Debt Guarantee"), (d) making and performing the Senior Debt Guaranty shall be necessary and convenient to the conduct, promotion or attainment of the business of such (or Registrant and (e) the Senior Debt Guarantees shall have been issued in the form and containing the terms set forth in the Registration Statement, the Senior Debt Indenture and such corporate, partnership or limited liability company (as applicable) action, then, upon the happening of such events, such Senior Debt Guarantee, when issued, will constitute a valid and binding obligation of such Co-Registrant, enforceable against such Co-Registrant in accordance with its terms.


4. When, as and if (a) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Subordinated Indenture



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Radio One, Inc.
January 29, 2002
Page 5


     and any supplemental indentures and the terms of any series of Subordinated Debt Securities, (c) the Subordinated Indenture has been qualified under the TIA, (d) the Subordinated Indenture Trustee has been qualified under the TIA, (e) the Subordinated Debt Securities shall have been issued in the form and containing the terms set forth in the Registration Statement, the Subordinated Indenture and such corporate action, (f) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (g) the Subordinated Debt Securities have been authenticated by the Subordinated Indenture Trustee, then, upon the happening of such events, the Subordinated Debt Securities, when issued, will be binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. When, as and if (a) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (b) the Subordinated Debt Securities shall have become binding obligations of the Company, enforceable against the Company in accordance with their terms, (c) the appropriate corporate, partnership or limited liability company (as applicable) action has been taken by each applicable Co-Registrant to authorize the form, terms, execution and delivery of such Co-Registrant's Debt Guarantee with respect to the Subordinated Debt Securities (the "Subordinated Debt Guarantee"), (d) making and performing the Subordinated Debt Guarantee shall be necessary or convenient to the conduct, promotion or attainment of the business of such Co-Registrant and (e) the Subordinated Debt Guarantees shall have been issued in the form and containing the terms set forth in the Registration Statement, the Subordinated Debt Indenture and such corporate, partnership or limited liability company (as applicable) action, then, upon the happening of such events, such Subordinated Debt Guarantee, when issued, will constitute a valid and binding obligation of such Co-Registrant, enforceable against such Co-Registrant in accordance with its terms.

6. When, as and if (a) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Junior Subordinated Debentures Indenture and any supplemental indentures and the terms of any series of Junior Subordinated Debentures, (c) the Junior Subordinated Debentures Indenture has been qualified under the TIA, (d) the Junior Subordinated Debentures Indenture Trustee has been qualified under the TIA, (e) the Junior Subordinated Debentures shall have been issued in the form and containing the terms set forth in the Registration Statement, the Junior Subordinated Debentures Indenture and such corporate action, (f) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (g) the Junior Subordinated Debentures have been authenticated by the Junior Subordinated Debentures Indenture Trustee, then, upon the happening of such events, the Junior Subordinated Debentures, when issued, will be binding obligations of the Company, enforceable against the Company in accordance with their terms.




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Radio One, Inc.
January 29, 2002
Page 6


7. When, as and if (a) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of any supplemental indentures and the terms of any series of 8 7/8% Notes, (c) the 8 7/8% Notes shall have been issued in the form and containing the terms set forth in the Registration Statement, the 8 7/8% Notes Indenture and such corporate action, (d) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (e) the 8 7/8% Notes have been authenticated by the 8 7/8% Notes Indenture Trustee, then, upon the happening of such events, the 8 7/8% Notes, when issued, will be binding obligations of the Company, enforceable against the Company in accordance with their terms.

8. When, as and if (a) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (b) the 8 7/8% Notes shall have become binding obligations of the Company, enforceable against the Company in accordance with their terms, (c) the appropriate corporate, partnership or limited liability company (as applicable) action has been taken by each applicable Co-Registrant to authorize the form, terms, execution and delivery of such Co-Registrant's Debt Guarantee with respect to the 8 7/8% Notes (the "8_ % Notes Guarantee") (d) making and performing the 8 7/8% Notes Guarantee shall be necessary or convenient to the conduct, promotion or attainment of the business of such Co-Registrant and (e) the 8 7/8% Notes Guarantees shall have been issued in the form and containing the terms set forth in the Registration Statement, the 8 7/8% Notes Indenture and such corporate, partnership or limited liability company (as applicable) action, then, upon the happening of such events, such 8 7/8% Notes Guarantee, when issued, will constitute a valid and binding obligation of such Co-Registrant, enforceable against such Co-Registrant in accordance with its terms.

9. When, as and if (a) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (b) appropriate corporate action has been taken to authorize the issuance of Common Stock, (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (d) Common Stock shall have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and (e) certificates representing shares of Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Common Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).


10. When, as and if (a) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (b) appropriate corporate action has been taken to authorize the issuance of Preferred Stock, to fix the terms thereof and to authorize the execution and filing of a certificate of designations relating thereto with the Secretary of State of the State of Delaware, (c) such certificate of designations shall have been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the




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Radio One, Inc.
January 29, 2002
Page 7


     State of Delaware, (d) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (e) Preferred Stock with terms so fixed shall have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and (f) certificates representing shares of Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Preferred Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

11. When, as and if (a) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Stock Warrant Agreement (including a form of certificate evidencing the Common Stock Warrants) and (c) Common Stock Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the Stock Warrant Agreement and such corporate action, then, upon the happening of such events, such Common Stock Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

12. When, as and if (a) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Stock Warrant Agreement (including a form of certificate evidencing the Preferred Stock Warrants) and (c) Preferred Stock Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the Stock Warrant Agreement and such corporate action, then, upon the happening of such events, such Preferred Stock Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

13. When, as and if (a) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Debt Warrant Agreement (including a form of certificate evidencing the Debt Warrants) and (c) Debt Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the Debt Warrant Agreement and such corporate action, then, upon the happening of such events, such Debt Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.


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Radio One, Inc.
January 29, 2002
Page 8

14. When, as and if (a) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Purchase Contract Agreement (including a form of certificate evidencing the Purchase Contracts) and (c) the Purchase Contracts with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the Purchase Contracts and such corporate action, then, upon the happening of such events, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

15. When, as and if (a) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Unit Agreement (including a form of certificate evidencing the Units) and (c) the Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the Unit Agreement and such corporate action, then, upon the happening of such events, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

16. The Secondary Shares have been duly authorized and duly and validly issued, and are fully paid and non-assessable.

     Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (a) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors' rights generally, (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (c) public policy considerations which may limit the rights of parties to obtain certain remedies, (d) other commonly recognized statutory and judicial constraints on enforceability, including without limitation statutes of limitations, and (e) any laws except the laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Revised Uniform Limited Partnership Act, and the Delaware Limited Liability Company Act. We advise you that issues addressed by this letter may be governed in whole or in part by laws other than those upon which our opinions are based, but we did not review or attempt to identify any other law which might be relevant for purposes of our opinions and we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. In addition, our opinions expressed above regarding the enforceability of any guarantee are further limited by principles of law that may render guarantees unenforceable under circumstances where (i) the guaranteed obligations are materially modified without the consent of the guarantor or (ii) the beneficiary releases the primary obligor. The Securities may be issued from




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Radio One, Inc.
January 29, 2002
Page 9

time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof. We disclaim any obligations to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     For purposes of the opinions in paragraph 1, we have relied exclusively upon a certificate issued by a governmental authority in each relevant jurisdiction and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificate. We have assumed without investigation that there has been no relevant change or development between the date of such certificate and the date of this letter.

     For purposes of our opinions, we have assumed that (A) the Registration Statement remains effective during the offer and sale of the particular Securities, (B) the terms of any (1) Indenture, as executed or as thereafter amended, (2) supplemental indenture to such Indenture, (3) Debt Warrant Agreement, (4) Stock Warrant Agreement, (5) Purchase Contract Agreement, or (6) Unit Agreement, each as applicable to the particular Securities, are consistent with the description of the terms of such Indenture, Debt Warrant Agreement, Stock Warrant Agreement, Purchase Contract Agreement or Unit Agreement set forth in the Registration Statement and in the prospectus and the applicable prospectus supplement, (C) at the time of the issuance, sale and delivery of each Security (other than the Debt Guarantees), (1) there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Security and, (2) the issuance, sale and delivery of such Security, the terms of such Security and the compliance by the Company with the terms of such Security will not violate any applicable law or any restriction imposed by any court or governmental body having jurisdiction over the Company,
(D) at the time of the issuance and delivery of each Debt Guarantee, (1) there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Debt Guarantee, and (2) the issuance and delivery of such Debt Guarantee, the terms of such Debt Guarantee and the compliance by each Co-Registrant with the terms of its Debt Guarantee will not violate any applicable law or any restriction imposed by any court or governmental body having jurisdiction over such Co-Registrant, and (E) any revisions to the form of any Indenture filed as an exhibit to the Registration Statement prior to the execution thereof, and any amendments or supplemental indentures to such Indenture (as executed) will not require re-qualification of such Indenture under the Trust Indenture Act of 1939, as amended. We have also made other assumptions which we believe to be appropriate for the purposes of this letter.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance of the Securities and the Secondary Shares.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York, the General Corporation


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Radio One, Inc.
January 29, 2002
Page 10

Law of the State of Delaware, the Delaware Revised Uniform Limited Partnership Act, or the Delaware Limited Liability Company Act be changed by legislative action, judicial decision or otherwise.

     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose.

                                          Yours very truly,

                                          /s/ Kirkland & Ellis

                                          Kirkland & Ellis